Exhibit 99.(a)

Exhibit A

	Residence or	Principal Occupation
Name	Business Address	or Employment

Joseph P. Tagliente	131 River Rd.	Chairman of the Board
	Andover MA 01810	Tage Corporation

Teresa Tagliente	131 River Rd.	Sales Manager
	Andover MA 01810	Tage Corporation

Joseph D. Tagliente	131 River Rd.	President
	Andover MA 01810	Tage Corporation

Maria Teresa Marshall	131 River Rd.	Sales Manager
	Andover MA 01810	Tage Corporation

Stephen A. Tagliente	131 River Rd.	Stock Broker
	Andover MA 01810	Putnam Investments

Rosemarie Tagliente	131 River Rd.	.Housewife
Andover MA 01810